EXHIBIT 10.260

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN

The Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by the Board of Directors of Dollar Thrifty Automotive Group, Inc. (“DTAG”) on December 9, 2008 and amended effective March 31, 2009, May 14, 2009, and April 2, 2012, and originally adopted by the stockholders of DTAG on May 20, 2005 (the “Plan”), is hereby further amended as follows effective April 2, 2012, subject to stockholder approval as provided below:

1.	By deleting the first sentence of Section 3(a) of the Plan in its entirety and replacing it with the following:

“(a) Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors, or (vi) as awards contemplated by Section 10 of this Plan will not exceed in the aggregate 950,000 Common Shares, plus (i) any Common Shares that remain available for issuance or transfer under the Plan, and (ii) any shares relating to awards heretofore or hereafter made under the Plan, that expire or are forfeited (including Performance Shares) or are cancelled.”

2.	By deleting Section 21 of the Plan in its entirety and amending and restating it to read as follows:

21.  Termination. No grant will be made under this Plan after June 30, 2018, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

This Fourth Amendment (the “Fourth Amendment”) was approved by the Human Resources and Compensation Committee of the Board of Directors of DTAG at its meeting held on April 2, 2012.  This Fourth Amendment shall become effective and operative if, and only if, (a) a majority of the Shares present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders of DTAG to be held on June 7, 2012 (or any adjournment or adjournments thereof) or at any other duly held meeting or meetings within twelve (12) months after April 2, 2012 are in favor of this Fourth Amendment, and (b) the total number of votes actually cast on this Fourth Amendment represent more than 50% in interest of all stockholders entitled to vote on this Fourth  Amendment.  A failure to obtain such a vote within such time shall make all provisions of this Fourth Amendment null and void from inception.